Exhibit 99.1

For More Information, Contact:

James E. Fickenscher/CFO	Fern Lazar
Auxilium Pharmaceuticals, Inc.	Lazar Partners, Ltd.
(484) 321-5900	(212) 867-1765
jfickenscher@auxilium.com	flazar@lazarpartners.com

Auxilium Pharmaceuticals, Inc. Completes Enrollment in Two

Phase III Clinical Trials of XIAFLEX™ for Dupuytren’s

Contracture

MALVERN, PA (December 17, 2007) – Auxilium Pharmaceuticals, Inc. (NASDAQ: AUXL) today announced that it has completed patient enrollment in the Company’s second U.S. phase III pivotal trial (CORD I) and its Australian phase III study (CORD II) of XIAFLEX™ (clostridial collagenase for injection) for the treatment of Dupuytren’s contracture. In accordance with the study design, all enrolled patients have received their first injection of either XIAFLEX or placebo. Due to the high level of interest from patients and physicians, the Company was able to exceed its enrollment targets in both studies, with greater than 300 patients enrolled in the CORD I and CORD II studies combined. The Company had targeted enrolling 216 patients in CORD I and 60 patients in CORD II.

“We are pleased to achieve this significant milestone within the aggressive timetable established in advancing what can potentially be the first non-invasive, non-surgical treatment for patients afflicted with Dupuytren’s contracture,” said Mr. Armando Anido, Chief Executive Officer and President of Auxilium. “We continue to believe that we will report top line efficacy results from these two trials in the second quarter of 2008 and that we are on track to file a Biologics License Application with the Food and Drug Administration in early 2009.”

The Company also announced that enrollment in the JOINT I and JOINT II open label studies, which are designed to enroll approximately 450 additional patients, is progressing as planned, with over 300 patients enrolled to date.

About CORD I and CORD II

The U.S. CORD (Collagenase Option for Reducing Dupuytren’s) I study is a double-blind, randomized, placebo-controlled study of XIAFLEX. Patients in the study are randomized on a 2:1 basis in favor of XIAFLEX treatment. To qualify for the study, patients must have at least 20 degrees of contracture. The primary endpoint of the study is to determine if XIAFLEX can reduce the contracture angle of the primary joint to within 0 to 5 degrees of normal after up to three injections of XIAFLEX.

Upon completion of the double-blind study, all patients are eligible to be enrolled in a separate open label extension study in which the patient will receive active drug if they were initially given placebo and/or they have the opportunity to have other affected joints treated. Data from the double-blind study and the open label extension study will form the basis of 12-month follow-up information to be used in the Biologics License Application for marketing approval of XIAFLEX submitted to the U.S. Food and Drug Administration.

The Australian CORD II study is a double-blind, randomized, placebo-controlled study and follows a protocol similar to that of the U.S. CORD I study and its open label extension.

About Dupuytren’s Contracture

Dupuytren’s contracture is a condition that involves contracture of joints in the hand that impairs patients’ ability to straighten and move their fingers due to a thickening and shortening of the normal ligaments of the palm and fingers. As the disease progresses, functionality of the hand is severely impaired. The incidence of Dupuytren’s contracture is highest in Caucasians, historically those of Northern European descent. Most cases of Dupuytren’s contracture occur in patients older than 50 years.(1)

The most frequently affected joints associated with Dupuytren’s contracture are the joints called the metacarpophalangeal joint, or MP joint, which is the joint closest to the palm of the hand and the proximal interphalangeal joint, or the PIP joint, which is the middle joint in the finger. The little finger and ring finger are most frequently involved.

(1)	Badalamente, M. A., Hurst, L. C. et al., Collagen as a Clinical Target: Non-operative Treatment of Dupuytren’s Disease, The Journal of Hand Surgery, (2002;27A:788-798)

About Auxilium

Auxilium Pharmaceuticals, Inc. is a specialty biopharmaceutical company with a focus on developing and marketing to urologists, endocrinologists, orthopedists and select primary care physicians. Auxilium markets Testim® 1%, a topical testosterone gel, for the treatment of hypogonadism through its approximately 190-person sales and marketing team. Auxilium has four projects in clinical development. XIAFLEXTM (clostridial collagenase for injection), formerly referred to as AA4500, is in phase III of development for the treatment of Dupuytren’s contracture and is in phase II of development for the treatment of Peyronie’s disease and Frozen Shoulder syndrome (Adhesive Capsulitis). Auxilium’s transmucosal film product candidate for the treatment of overactive bladder (AA4010) is in phase I of development. The Company is currently seeking a partner to further develop this product candidate. Auxilium has two pain products using its transmucosal film delivery system in pre-clinical development. Auxilium has rights to six additional pain products and products for hormone replacement and urologic disease using its transmucosal film delivery system. Auxilium also has options to all indications using XIAFLEX for non-topical formulations. For additional information, visit http://www.auxilium.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This release contains “forward-looking-statements” within the meaning of The Private Securities Litigation Reform Act of 1995, including statements regarding the timing of completion of enrollment in JOINT I and JOINT II; the timing of reporting of the top line efficacy results for CORD I and CORD II studies; the timing of the filing of the Biologics License Application for XIAFLEX for the treatment of Dupuytren’s contracture with the U.S. Food and Drug Administration; and products in development for Dupuytren’s contracture, Peyronie’s disease, Frozen Shoulder syndrome, overactive bladder, pain, hormone replacement and urologic disease. All statements other than statements of historical facts contained in this release, including but not limited to, statements regarding future expectations, plans and prospects for the Company, statements regarding forward-looking financial information and other statements containing the words “believe,” “may,” “could,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” and similar expressions, as they relate to the Company, constitute forward-looking statements. Actual results may differ materially from those reflected in these forward-looking statements due to various factors, including general financial, economic, regulatory and political conditions affecting the biotechnology and pharmaceutical industries and those discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 and in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2007 under the heading “Risk Factors”, which are on file with the Securities and Exchange Commission (the “SEC”) and may be accessed electronically by means of the SEC’s home page on the Internet at http://www.sec.gov or by means of the Company’s home page on the Internet at http://www.auxilium.com under the heading “Investor Relations — SEC Filings.” There may be additional risks that the Company does not presently know or that the Company currently believes are immaterial which could also cause actual results to differ from those contained in the forward-looking statements. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you should not rely on any such factors or forward-looking statements.

In addition, forward-looking statements provide the Company’s expectations, plans or forecasts of future events and views as of the date of this release. The Company anticipates that subsequent events and developments will cause the Company’s assessments to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this release.

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